UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)     December 31, 2002


                       21st Century Insurance Group, Inc.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


              California               0-6964           95-1935264
    (STATE OR OTHER JURISDICTION    (COMMISSION        (IRS EMPLOYER
           OF INCORPORATION)         FILE NUMBER)     IDENTIFICATION NO)

        6301 Owensmouth Avenue
        Woodland Hills, California                          91367
    (ADDRESS OF PRINCIPAL EXECUTIVE                      (ZIP CODE)
               OFFICES)

 Registrant's telephone number, including area code     (818) 704-3700


                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.

     1. The Registrant has issued the attached News Release, changing the membership on its Board of Directors. Mr. Dooley did not resign due to any disagreement with the Registrant.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                              21ST CENTURY INSURANCE GROUP, INC.
                                              ----------------------------------
                                                         (Registrant)





Date:  December 31, 2002           By:
                                      ------------------------------------------
                                      Douglas K. Howell, Chief Financial Officer


                                   Page 2 of 2
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                             21ST CENTURY INSURANCE
                                [GRAPHIC OMITTED]
                                    21ST.COM
                                 1-800-211-SAVE


FOR IMMEDIATE RELEASE:                         CONTACT:
----------------------                         --------
DECEMBER 31, 2002                              FIONA HUTTON
                                               (818) 508-1986


        21ST CENTURY INSURANCE ANNOUNCES ADDITIONS TO BOARD OF DIRECTORS

WOODLAND HILLS, CA - 21st Century Insurance Group (NYSE: TW) today announced changes to its Board of Directors designed to enhance its corporate governance and broaden the overall expertise of its Board. The Company has expanded the size of its Board from nine to eleven and named three new directors, Mr. Keith Renken, Mr. Fred Martin, and Mr. Jeff Hayman.

Mr. Renken retired as Senior Partner and Chairman, Executive Committee of Southern California, of accounting firm Deloitte & Touche in 1992 after 33 years with the firm. He is currently an Adjunct Professor at the University of Southern California and member of the Board of East West Bank. Mr. Renken is active in numerous civic organizations.

Mr. Martin consults with a wide range of firms on governmental relations in California and nationally. He retired as Senior Vice President and Director of Governmental Relations of Bank of America in 1993, after serving 22 years with the firm. Prior to Bank of America, Mr. Martin was the chief spokesperson for the San Francisco business community through his position with the Greater San Francisco Chamber of Commerce and editor of San Francisco Business. He also previously held writing and editorial positions with The Denver Post, the Associated Press and the San Francisco Examiner and served as an Infantry Lieutenant in the United States Army. Mr. Martin is a Visiting Scholar at the Institute of Government Study at the University of California in Berkeley. Mr. Martin is a director of the Abraham Lincoln Institute and the America Running Association.

Mr. Hayman joined American International Group, Inc. ("AIG") in 1998 and is currently Regional Vice President for Direct & Sponsored Marketing of personal lines products in Japan and Korea. From 1983 to 1998, Mr. Hayman served in various positions in personal lines with Travelers Property & Casualty Company. Mr. Hayman is a Chartered Financial Consultant and Chartered Life Underwriter.

Mr. Hayman replaces William Dooley, Senior Vice President, AIG Financial Services, who announced his resignation from the Board.

Mr. Renken and Mr. Martin will join current director, John B. De Nault III, on the Company's Audit Committee. Mr. De Nault continues as Chair of the Audit Committee.


                                    - more -

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21ST CENTURY INSURANCE ANNOUNCES ADDITIONS TO BOARD OF DIRECTORS - PAGE 2
-------------------------------------------------------------------------


"The addition of Keith Renken and Fred Martin provides us two additional independent directors with proven financial and business expertise. Keith's 33-year career in public accounting speaks for itself and Fred's experience in the regulatory and political arenas will also help the Audit Committee and the Board assess the Company's risks and develop its positions in these areas," said Bruce Marlow, 21st Century President and Chief Executive Officer.

"We will miss Bill Dooley's contributions to our Board, especially in the area of investment strategy," explained Marlow, "but we look forward to working with Jeff Hayman and getting his insights on direct marketing strategies."

Founded in 1958, 21st Century Insurance Group is a pioneer in the direct-to-consumer marketing of personal automobile insurance serving customers in California, Arizona, Nevada, Oregon and Washington. The Company provides full service 24 hours a day, 365 days a year at 1-800-211-SAVE and its website, WWW.21ST.COM. 21st Century is rated A+ (Superior) by A.M. Best and A+ by Standard & Poor's.

21st Century Insurance Group is traded on the New York Stock Exchange under the trading symbol TW and is headquartered at 21st Century Plaza, 6301 Owensmouth Avenue, Woodland Hills, CA 91367.

                                  #     #     #


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